Exhibit 99

                              POST OFFICE BOX 787
                               LEBANON, TENNESSEE
                                       37088-0787
                               PHONE 615.443.9869

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CBRL GROUP, INC.
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[Logo of CBRL Group, Inc.]


                                Contact:     Lawrence E. White
                                             Senior Vice President,
                                             Finance and Chief Financial Officer
                                             615-443-9869


                       CBRL GROUP, INC. TO PRESENT AT THE
                     RBC CAPITAL MARKETS CONSUMER CONFERENCE

     Lebanon, TN (September 27, 2004) - CBRL Group, Inc. (the "Company") (NASDAQ: CBRL) will be presenting at the RBC Capital Markets Consumer Conference to be held in Orlando, Florida at the Portofino Bay Hotel on Tuesday, October 5, 2004, at 8:00 a.m. Eastern Time (7:00 a.m. Central Time). The Company's President and Chief Executive Officer, Michael A. Woodhouse, and its Senior Vice President of Finance and Chief Financial Officer, Lawrence E. White, will be speaking at the conference.

     An audio webcast of the presentation will be available over the Internet at http://www.wallstreetwebcasting.com/webcast/dr25/cbrl. The replay of the webcast will be available one hour after the presentation ends and will be accessible for 14 days. The archived webcast will also be available on the Company's website at www.cbrlgroup.com through October 18, 2004.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 506 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 111 company-operated and 20 franchised Logan's Roadhouse restaurants in 18 states.

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